Exhibit 99.1
Designer Brands Inc. Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Delivered full year 2023 EPS at the high end of guidance range
Fourth quarter performance driven by sequential improvement in comparable sales
Issues fiscal 2024 guidance reflecting expectations for return to growth

COLUMBUS, Ohio, March 21, 2024 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months and year ended February 3, 2024.

"We ended the year strong, with a solid finish to the fourth quarter above the top end of our revised EPS guidance range, led by strength in our brand portfolio segment as a result of acquiring Keds, Topo, and launching Le Tigre," stated Doug Howe, Chief Executive Officer. "Despite the results, 2023 was a difficult year as we were impacted by a softening footwear market, highly promotional retail environment, and the impact of unseasonably warm weather on our seasonal footwear business."

Howe continued, "Looking ahead to 2024, we have an important transition year ahead as we plan to return to growth across our business. We are laser focused on assembling a fresher and more trend-right assortment for our customers, providing an increasingly convenient shopping experience across our channels and executing on operational improvements in our brands business bolstered by our new hires. We expect these initiatives will underpin improved financial performance throughout the year, and combined with disciplined cost savings, will lead to continued strong cash flow generation."

Fourth Quarter Operating Results (Unless otherwise stated, all comparisons are to the fourth quarter of 2022)
•Net sales decreased 0.8% to $754.3 million.
•Total comparable sales decreased by 7.3%.
•Gross profit decreased to $207.4 million versus $222.0 million last year, and gross margin was 27.5% compared to 29.2% for the same period last year.

•Reported net loss attributable to Designer Brands Inc. was $29.7 million, or loss per diluted share of $0.52. This includes net after-tax adjustments of $4.4 million, or $0.08 per diluted share, primarily related to impairment charges.
•Adjusted net loss was $25.3 million, or $0.44 loss per diluted share.

Full Year Operating Results (Unless otherwise stated, all comparisons are to full year 2022)
•Net sales decreased 7.3% to $3.1 billion.
•Total comparable sales decreased by 9.0%.
•Gross profit decreased to $1.0 billion versus $1.1 billion last year, and gross margin was 31.7% compared to 32.6% last year.
•Reported net income attributable to Designer Brands Inc. was $29.1 million, or diluted earnings per share ("EPS") of $0.46. This includes net after-tax adjustments of $14.1 million, or $0.22 per diluted share, primarily related to restructuring and integration costs, impairment charges, and CEO transition costs.
•Adjusted net income was $43.2 million, or adjusted diluted EPS of $0.68.

Liquidity
•Cash and cash equivalents totaled $49.2 million at the end of 2023, compared to $58.8 million at the end of 2022, with $160.9 million available for borrowings under our senior secured asset-based revolving credit facility, as amended. Debt totaled $427.1 million at the end of 2023 compared to $281.0 million at the end of 2022.
•Net cash provided by operating activities was $162.4 million for 2023 compared to $201.4 million last year.
•Inventories totaled $571.3 million at the end of 2023, compared to $605.7 million at the end of 2022.

Return to Shareholders
•During 2023, the Company repurchased an aggregate 9.7 million Class A common shares at an aggregate cost of $102.2 million, including transaction costs and excise tax. As of February 3, 2024, $87.7 million of Class A common shares remained available for future repurchase under the share repurchase program.

•A dividend of $0.05 per share of Class A and Class B common shares will be paid on April 12, 2024 to shareholders of record at the close of business on March 29, 2024.

Store Openings and Closings
During the fourth quarter of 2023, we opened one store and closed one store in the U.S. and closed one store in Canada, resulting in a total of 499 stores in the U.S. and 143 stores in Canada as of February 3, 2024.

2024 Financial Outlook
The Company has announced the following guidance for the full year 2024:

Metric	2024 Guidance
Designer Brands Net Sales Growth	Low-single digits
Diluted EPS	$0.70 - $0.80

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 9110312 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/jEep4LnmvQD
For those unable to listen to the live webcast, an archived version will be available at the same location until April 4, 2024. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 4043827
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the site to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Crown Vintage, Hush Puppies, Jessica Simpson, Keds, Kelly & Katie, Le TIGRE, Lucky Brand, Mix No. 6, Topo, Vince Camuto and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 640 DSW Designer Shoe Warehouse and The Shoe Company stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's, and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label product for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than nine million pairs of shoes to the global non-profit Soles4Souls. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic conditions, including recession concerns, rising interest rates, inflationary pressures, and the related impacts to consumer discretionary spending; our ability to anticipate and respond to rapidly changing consumer preferences, customer expectations, and fashion trends; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers, or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	February 3, 2024		January 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$630,811	81.6%	$648,314	84.1%	$(17,503)	(2.7)%
Canada Retail	64,398	8.3%	66,353	8.6%	(1,955)	(2.9)%
Brand Portfolio	77,719	10.1%	56,450	7.3%	21,269	37.7%
Total segment net sales	772,928	100.0%	771,117	100.0%	1,811	0.2%
Elimination of intersegment net sales	(18,580)		(10,571)		(8,009)	75.8%
Consolidated net sales	$754,348		$760,546		$(6,198)	(0.8)%

	Twelve months ended
(dollars in thousands)	February 3, 2024		January 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$2,533,849	80.5%	$2,791,513	82.0%	$(257,664)	(9.2)%
Canada Retail	264,229	8.4%	283,241	8.3%	(19,012)	(6.7)%
Brand Portfolio	348,976	11.1%	327,715	9.7%	21,261	6.5%
Total segment net sales	3,147,054	100.0%	3,402,469	100.0%	(255,415)	(7.5)%
Elimination of intersegment net sales	(72,078)		(87,041)		14,963	(17.2)%
Consolidated net sales	$3,074,976		$3,315,428		$(240,452)	(7.3)%

Net Sales by Brand Categories
(in thousands)	U.S. Retail	Canada Retail(2)	Brand Portfolio	Eliminations	Consolidated
Three months ended February 3, 2024
Owned Brands:(1)
Direct-to-consumer	$108,266	$14,081	$22,120	$—	$144,467
External customer wholesale, commission income and other	—	—	37,019	—	37,019
Intersegment wholesale and commission income	—	—	18,580	(18,580)	—
Total Owned Brands	108,266	14,081	77,719	(18,580)	181,486
National brands	522,545	50,317	—	—	572,862
Total net sales	$630,811	$64,398	$77,719	$(18,580)	$754,348
Three months ended January 28, 2023
Owned Brands:(1)
Direct-to-consumer	$129,398	$9,678	$13,710	$—	$152,786
External customer wholesale, commission income and other	—	—	32,169	—	32,169
Intersegment wholesale and commission income	—	—	10,571	(10,571)	—
Total Owned Brands	129,398	9,678	56,450	(10,571)	184,955
National brands	518,916	56,675	—	—	575,591
Total net sales	$648,314	$66,353	$56,450	$(10,571)	$760,546
Twelve months ended February 3, 2024
Owned Brands:(1)
Direct-to-consumer	$471,197	$45,025	$65,724	$—	$581,946
External customer wholesale, commission income and other	—	—	211,174	—	211,174
Intersegment wholesale and commission income	—	—	72,078	(72,078)	—
Total Owned Brands	471,197	45,025	348,976	(72,078)	793,120
National brands	2,062,652	219,204	—	—	2,281,856
Total net sales	$2,533,849	$264,229	$348,976	$(72,078)	$3,074,976
Twelve months ended January 28, 2023
Owned Brands:(1)
Direct-to-consumer	$569,741	$34,734	$37,840	$—	$642,315
External customer wholesale, commission income and other	—	—	202,834	—	202,834
Intersegment wholesale and commission income	—	—	87,041	(87,041)	—
Total Owned Brands	569,741	34,734	327,715	(87,041)	845,149
National brands	2,221,772	248,507	—	—	2,470,279
Total net sales	$2,791,513	$283,241	$327,715	$(87,041)	$3,315,428
(1)    "Owned Brands" refers to those brands we have rights to sell through ownership or license arrangements. Beginning in the first quarter of 2023, sales of the Keds brand are included in Owned Brands as a result of our acquisition of Keds. Sales of the Keds brand in periods prior to the first quarter of 2023 are not recast as this brand was considered a national brand during those periods.
(2)    Beginning with the fourth quarter of 2023, we are providing a breakout of Canada Retail segment net sales by brand categories and we have recast 2022 on a consistent basis.

Comparable Sales
	Three months ended		Twelve months ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Change in comparable sales:
U.S. Retail segment	(7.4)%	(8.1)%	(9.5)%	2.0%
Canada Retail segment	(9.2)%	15.9%	(5.9)%	28.8%
Brand Portfolio segment - direct-to-consumer channel	5.9%	44.4%	6.0%	34.5%
Total	(7.3)%	(5.5)%	(9.0)%	4.4%

Store Count
(square footage in thousands)	February 3, 2024		January 28, 2023
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	499	9,958	501	10,092
Canada Retail segment:
The Shoe Company stores	118	618	113	596
DSW stores	25	496	25	496
	143	1,114	138	1,092
Total number of stores	642	11,072	639	11,184

Gross Profit
	Three months ended
(dollars in thousands)	February 3, 2024		January 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$171,416	27.2%	$188,315	29.0%	$(16,899)	(9.0)%	(180)
Canada Retail	17,203	26.7%	17,976	27.1%	(773)	(4.3)%	(40)
Brand Portfolio	17,508	22.5%	12,031	21.3%	5,477	45.5%	120
Total segment gross profit	206,127	26.7%	218,322	28.3%	(12,195)	(5.6)%	(160)
Net recognition of intersegment gross profit	1,227		3,669		(2,442)
Consolidated gross profit	$207,354	27.5%	$221,991	29.2%	$(14,637)	(6.6)%	(170)

	Twelve months ended
(dollars in thousands)	February 3, 2024		January 28, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$794,266	31.3%	$904,583	32.4%	$(110,317)	(12.2)%	(110)
Canada Retail	84,794	32.1%	99,121	35.0%	(14,327)	(14.5)%	(290)
Brand Portfolio	92,545	26.5%	72,006	22.0%	20,539	28.5%	450
Total segment gross profit	971,605	30.9%	1,075,710	31.6%	(104,105)	(9.7)%	(70)
Net recognition of intersegment gross profit	3,281		3,515		(234)
Consolidated gross profit	$974,886	31.7%	$1,079,225	32.6%	$(104,339)	(9.7)%	(90)

Intersegment Eliminations
	Three months ended
(in thousands)	February 3, 2024	January 28, 2023
Intersegment recognition and elimination activity:
Net sales recognized by Brand Portfolio segment	$(18,580)	$(10,571)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	13,079	6,085
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	6,728	8,155
	$1,227	$3,669

	Twelve months ended
(in thousands)	February 3, 2024	January 28, 2023
Intersegment recognition and elimination activity:
Net sales recognized by Brand Portfolio segment	$(72,078)	$(87,041)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	51,213	58,234
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	24,146	32,322
	$3,281	$3,515

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net sales	$754,348	$760,546	$3,074,976	$3,315,428
Cost of sales	(546,994)	(538,555)	(2,100,090)	(2,236,203)
Gross profit	207,354	221,991	974,886	1,079,225
Operating expenses	(241,604)	(222,034)	(907,041)	(896,382)
Income from equity investments	2,418	2,194	9,390	8,864
Impairment charges	(4,185)	(80)	(4,834)	(4,317)
Operating profit (loss)	(36,017)	2,071	72,401	187,390
Interest expense, net	(9,875)	(4,344)	(32,171)	(14,874)
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	—	(12,862)
Non-operating expenses, net	(116)	(21)	(33)	(130)
Income (loss) before income taxes	(46,008)	(2,294)	40,197	159,524
Income tax benefit (provision)	16,391	47,394	(10,981)	3,142
Net income (loss)	(29,617)	45,100	29,216	162,666
Net loss (income) attributable to redeemable noncontrolling interest	(81)	10	(154)	10
Net income (loss) attributable to Designer Brands Inc.	$(29,698)	$45,110	$29,062	$162,676
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$(0.52)	$0.66	$0.46	$2.26
Weighted average diluted shares	56,939	67,922	63,375	72,101

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	February 3, 2024	January 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$49,173	$58,766
Receivables, net	83,590	77,763
Inventories	571,331	605,652
Prepaid expenses and other current assets	73,338	47,750
Total current assets	777,432	789,931
Property and equipment, net	219,939	235,430
Operating lease assets	721,335	700,373
Goodwill	123,759	97,115
Intangible assets, net	82,827	31,866
Deferred tax assets	39,067	48,285
Equity investments	62,857	63,820
Other assets	49,016	42,798
Total assets	$2,076,232	$2,009,618
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$289,368	$255,364
Accrued expenses	159,622	190,676
Current maturities of long-term debt	6,750	—
Current operating lease liabilities	166,531	190,086
Total current liabilities	622,271	636,126
Long-term debt	420,344	281,035
Non-current operating lease liabilities	646,161	631,412
Other non-current liabilities	24,948	24,989
Total liabilities	1,713,724	1,573,562
Redeemable noncontrolling interest	3,288	3,155
Total shareholders' equity	359,220	432,901
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,076,232	$2,009,618

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Operating expenses	$(241,604)	$(222,034)	$(907,041)	$(896,382)
Non-GAAP adjustments:
CEO transition costs	369	3,750	4,352	3,750
Restructuring and integration costs	1,188	6,989	6,378	9,445
Acquisition-related costs	36	2,247	1,633	2,647
Total non-GAAP adjustments	1,593	12,986	12,363	15,842
Adjusted operating expenses	$(240,011)	$(209,048)	$(894,678)	$(880,540)
Operating profit (loss)	$(36,017)	$2,071	$72,401	$187,390
Non-GAAP adjustments:
CEO transition costs	369	3,750	4,352	3,750
Restructuring and integration costs	1,188	6,989	6,378	9,445
Acquisition-related costs	36	2,247	1,633	2,647
Impairment charges	4,185	80	4,834	4,317
Total non-GAAP adjustments	5,778	13,066	17,197	20,159
Adjusted operating profit (loss)	$(30,239)	$15,137	$89,598	$207,549
Net income (loss) attributable to Designer Brands Inc.	$(29,698)	$45,110	$29,062	$162,676
Non-GAAP adjustments:
CEO transition costs	369	3,750	4,352	3,750
Restructuring and integration costs	1,188	6,989	6,378	9,445
Acquisition-related costs	36	2,247	1,633	2,647
Impairment charges	4,185	80	4,834	4,317
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	—	12,862
Foreign currency transaction losses	115	21	32	130
Total non-GAAP adjustments before tax effect	5,893	13,087	17,229	33,151
Tax effect on above non-GAAP adjustments	(1,577)	(1,428)	(4,462)	(6,513)
Discrete and permanent tax on non-deductible CEO transition costs	(936)	—	1,868	—
Valuation allowance change on deferred tax assets	949	(52,089)	(666)	(55,654)
Total non-GAAP adjustments, after tax	4,329	(40,430)	13,969	(29,016)
Net loss (income) attributable to redeemable noncontrolling interest	81	(10)	154	(10)
Adjusted net income (loss)	$(25,288)	$4,670	$43,185	$133,650
Diluted earnings (loss) per share	$(0.52)	$0.66	$0.46	$2.26
Adjusted diluted earnings (loss) per share	$(0.44)	$0.07	$0.68	$1.85

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and integration costs, including severance charges other than those included in CEO transition costs; (3) acquisition-related costs; (4) impairment charges; (5) loss on extinguishment of debt and write-off of debt issuance costs; (6) foreign currency transaction losses; (7) the net tax impact of such items, including discrete and permanent tax on non-deductible CEO transition costs; (8) the change in the valuation allowance on deferred tax assets; and (9) net loss (income) attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. Comparable sales exclude the 53rd week of sales in 2023 and, specifically for the Canada Retail segment, the impact of foreign currency translation, which is calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce sales of the Brand Portfolio segment from the direct-to-consumer e-commerce site for the Vince Camuto brand. The e-commerce sales for Topo, Keds, and Hush Puppies will be added to the comparable base for the Brand Portfolio segment beginning with the first quarter of 2024, the second quarter of 2024, and the third quarter of 2024, respectively. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com